UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-139774	98-0550703
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

106 Cattlemen Road
Sarasota, Florida  34232
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.03 and 3.02 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement; Unregistered Sales of Equity Securities

On June 10, 2011, the Registrant completed an offering of 9% Convertible Secured Promissory Notes (the “Notes”), minimum principal amount of $100,000. The Registrant accepted subscriptions for Notes in the aggregate principal amount of $1,000,000 to 10 existing shareholders.

The Notes bear interest at an annual rate of 9%. Interest on the Notes is accrued and payable on the earlier of conversion to common stock or the maturity date of the 9% Notes. The Notes are secured by a lien on all of the assets of the Company. The Notes mature on July 1, 2012 and may be prepaid at any time without penalty upon ten days’ notice to the holders of the Notes.

The Notes are convertible on or after September 1, 2011 at a conversion price of 150% of the market value of the Company’s common stock, determined based upon the closing price of the Company’s common stock for the 20-day period beginning May 31, 2011 and ending June 20, 2011. The Registrant may require conversion of the Notes if the market value of the Company’s common stock exceeds 200% of the conversion price over a 20-day trading period, provided that a minimum trading volume of 50,000 shares per day exists during that time period.

The form of Note is filed as an exhibit to this report.

Item 8.01 Other Events

Pursuant to the terms of the settlement of its litigation with EPIR Technologies, Inc. and certain another parties previously reported by the Registrant, the lawsuit against the Registrant filed on August 6, 2011 by EPIR Technologies, Inc. and certain other parties was dismissed on June 1, 2011.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.
Not applicable

(b)	Pro Forma financial information.
Not applicable

(c)	Shell company transactions
Not applicable

(d)	Exhibits

Exhibit Number	Description

10.18	Form of 9% Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

Date: June 10, 2011	By:	/s/ Patricia C. Meringer
Patricia C. Meringer
Secretary

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